Exhibit 1.1

Execution Version

$ 325,000,000

PINNACLE ENTERTAINMENT, INC.

7.75% Senior Subordinated Notes due 2022

Underwriting Agreement

March 5, 2012

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

UBS Securities LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $325,000,000 principal amount of its Senior Subordinated Notes due 2022 (the “Notes”). The Notes will be issued pursuant to an Indenture to be dated as of March 19, 2012 (the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto and marked with an asterisk (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will be guaranteed on an unsecured senior subordinated basis by each of the Guarantors (the “Guarantees”).

Concurrently with the offering of the Notes, the Company will redeem its existing 7.5% Senior Subordinated Notes due 2015 (the “7.5% Notes”) (the “Redemption”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-179890), including a prospectus, relating to the Notes. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (the “Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and any preliminary prospectus supplement thereto filed pursuant to Rule 424(b) under the Securities Act relating to the Notes, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Notes, including any prospectus supplement thereto relating to the Notes. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 5, 2012, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex C hereto as constituting part of the Time of Sale Information.

2. Purchase of the Notes by the Underwriters.

(a) The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.25% of the principal amount thereof plus accrued interest, if any, from March 19, 2012 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Information.

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(c) The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(d) Payment for and delivery of the Notes will be made at the offices of Irell & Manella LLP at 9:00 A.M., New York City time, on March 19, 2012, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(e) Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing each series of the Notes (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

3. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Neither the Company nor any of the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to, nor will the Company or any of the Guarantors prepare, make, use, authorize, approve or refer to any “written communication” (as defined in

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Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company, any Guarantor or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) or (b) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company and the Guarantors, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

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(e) The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Each of the Company and its subsidiaries (the “Subsidiaries”) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company and its Subsidiaries, taken as a whole; (iii) the offering and sale of the Notes and Guarantees (the “Offering”) and consummation of the Offering or the Redemption by the Company of its 7.5% Notes; or (iv) any other transaction contemplated by this Agreement or any other material transaction contemplated by each of the Registration Statement, the Time of Sale Information or the Prospectus (a “Material Adverse Effect”). Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each of the Company and the Guarantors has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule 2 to this Agreement. None of the Subsidiaries of the Company (other than the Guarantors) is a “significant subsidiary” (as defined in Rule 405).

(g) The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in each of the Registration Statement, Time of Sale Information and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the issued shares of capital stock or membership interests of each Guarantor of the Company have been duly authorized and validly issued, (and with respect to capital stock are fully paid and non-assessable) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) created or arising in connection with the Company’s Fourth Amended and Restated Credit Agreement dated August 2, 2011, as it may be amended from time to time (the “Bank Credit Facility”) or (ii) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(h) The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Redemption, the Registration Statement, the Time of Sale Information and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus have been duly and validly authorized by the Company and the Guarantors. This Agreement has been duly and validly executed and delivered by the Company and the Guarantors and constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforceability may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

(i) The Company and each of the Guarantors have the full right, power and authority to execute and deliver the Notes and the Guarantees and to perform their respective obligations thereunder. The Notes and the Guarantees have been duly and validly authorized by the Company and each of the respective Guarantors for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company and each of the Guarantors, enforceable against them in accordance with their terms and entitled to the benefits of the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Registration Statement, the Time of Sale Information and the Prospectus contain a summary of the terms of the Notes and the Guarantees, which summary is accurate in all material respects.

(j) The Company and each of the Guarantors have full right, power and authority to execute and deliver the Indenture and to perform their respective obligations thereunder. The Indenture has been duly and validly authorized by the Company and each Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will be a legal, valid and binding agreement of the Company and each Guarantor, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Indenture has been qualified under the Trust Indenture Act of 1939.

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(k) The execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees, the consummation of the transactions contemplated hereby and thereby, including the Redemption and the incurrence of the Incremental Term Facility under the Bank Credit Agreement (the “Term Loan”) and the application of the proceeds from the sale of the Notes, and the incurrence of the Term Loan as described under “Use of proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus will not (i) result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Guarantors; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(l) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture, the Notes or the Guarantees, the consummation of the transactions contemplated hereby and thereby, including the Redemption and the incurrence of the Term Loan, and the application of the proceeds from the sale of the Notes and the Term Loan, as described under “Use of proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus, except for (i) filings with or approvals (including “shelf” approvals) by or from the applicable gaming authorities in the States of Indiana, Louisiana, Nevada, New Jersey, Missouri and Ohio, which have been made or obtained, including notice filings with such applicable gaming authorities which will be made upon consummation of the transactions contemplated by this Agreement or the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the written consent from Barclays Bank PLC, as the administrative agent (the “Administrative Agent”) under the Bank Credit Facility, that the terms of the Notes (other than pricing) are not, in the aggregate, more favorable to the holders of such Notes than those contained in the “Existing Subordinated Obligations” (as such term is defined in the Bank Credit Facility) as in effect on the date of the Bank Credit Facility in any manner which is detrimental to the Agents (as defined therein) or the Lenders (as defined therein), or if the Administrative Agent is unable to deliver such written acknowledgement, the consent of the Required Lenders (as such term is defined in the Bank Credit Facility) (the “Bank Consent”), (iii) the written consent of the Required Lenders regarding Section 7.8(a) of the Bank Credit Facility (the “Term Loan Consent”) (iv) such consents as may be required under the State securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution of the Notes and the Guarantees by the Underwriters, each of which has been obtained and is in full force and effect and (v) the registration of the Notes (including the Guarantees) under the Securities Act and the qualification of the Indenture under the Trust Indenture Act (which registration and qualification have occurred prior to the signing of this Agreement).

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(m) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(n) Except as identified in the Registration Statement, the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Exchange Act with respect to any securities of the Company or any Guarantor owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the Registration Statement.

(o) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could reasonably be expected to result in a Material Adverse Effect, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, taken as a whole, or any adverse change or development, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Since the date as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus and except as may otherwise be described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Guarantors have not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business (ii) entered into any material transaction or agreement not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(q) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as disclosed therein, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved; the other financial information included or incorporated by reference in the Registration Statement, Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby; and any pro forma financial information (including the related notes and supporting schedules, if any) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the

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Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(r) Ernst & Young LLP has delivered the initial letter referred to in Section 6(o) hereof and are independent public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(s) The statistical and market-related data included in the Registration Statement, the Time of Sale Information, the Prospectus and the consolidated financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(t) Neither the Company nor any of its Guarantors is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of them will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Notes and the Guarantees or the consummation of the transactions contemplated hereby and thereby, including the Redemption; and to the knowledge of the Company and the Guarantors, no such proceedings are threatened or contemplated by governmental authorities or others.

(v) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any Guarantor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Guarantor, on the other hand, that is required by Item 402 or Item 404 of Regulation S-K to be described in the documents incorporated by reference into the Registration Statement, the Time of Sale Information or the Prospectus which is not so described.

(w) Except as described in the Registration Statement, the Time of Sale Information and Prospectus, no labor disturbance by or dispute with the employees of the Company or its Subsidiaries exists, or to the knowledge of the Company, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

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(x) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 of the Code (as defined below) (but not including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) may have any liability (each a “Plan”), has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each such Plan (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of such Plan; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any member of its Controlled Group has any withdrawal or other liability to any “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA, except for a liability which either is not reasonably likely to result in a Material Adverse Effect or which is indemnified against by a third party.

(y) The Company and each of the Guarantors have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid or made provision for the payment of all taxes due thereon, except (i) those taxes that are not reasonably likely to result in a Material Adverse Effect, (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately reserved for in accordance with generally accepted accounting principles or (iii) as described in each of the Registration Statement, the Time of Sale Information and the Prospectus; and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in either case, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Neither the Company nor any of the Guarantors is in violation of its charter or by-laws (or similar organizational documents); neither the Company nor any of its Subsidiaries (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) is in violation of any statute or any order, rule or regulation

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of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii), to the extent any such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except (in the case of clause (i) alone) for any lien, charge or encumbrance disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(aa) There is and has been no failure on the part of the Company, the Guarantors or any of their respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.

(bb) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(cc) The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that they provide a reasonable level of assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that they provide a reasonable level of assurance that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except in each case as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not been advised of any material weaknesses in the Company’s internal controls as of the date hereof.

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(ee) Except, in each case, as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and each of its Restricted Subsidiaries (as defined in Section 16 hereto) have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) each of the Company and its Restricted Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not be reasonably expected to have a Material Adverse Effect, and (iii) neither the Company nor any of its Restricted Subsidiaries has received notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except where the revocation, modification or failure to renew any such Permit could not be reasonably expected to have a Material Adverse Effect.

(ff) The Company and each of its Restricted Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect.

(gg) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and its Subsidiaries anticipates material (with respect to the Company and its Subsidiaries, taken as a whole) capital expenditures relating to Environmental Laws (except, with respect to development projects, such capital expenditures which do not materially exceed amounts contemplated for such capital expenditures in budgets or cost estimates for such projects or potential expenditures in connection with proposed projects for which budgets have not been developed).

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(hh) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has at any time during the last five years (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened except in each case, as would not reasonably be expected to have a Material Adverse Effect.

(jj) None of the Company, any of its Subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of knowingly financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) The Company has not distributed and, prior to the later to occur of the Closing Date and the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 3(c).

(ll) The Company and the Guarantors have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes.

(mm) The Company and its Restricted Subsidiaries have good and marketable title to all real property and to all personal property described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) such as arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) interfere with the

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use made or proposed to be made of such property by the Company and its Restricted Subsidiaries, (iv) with respect to land held for development, restrictions ordinarily expected to be resolved in the development process, or (v) such as are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and its Restricted Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not interfere with, the use made and proposed to be made of such property and buildings by the Company and its Restricted Subsidiaries or (ii) are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Restricted Subsidiary, except as would not reasonably be likely to result in a Material Adverse Effect.

(nn) The Company and its Restricted Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their business and the value of their properties and as is reasonably customary for companies engaged in similar businesses in similar industries.

(oo) Neither the Company nor any of the Guarantors intends, or intends to permit any of the Guarantors, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any the its Guarantors and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of each Guarantor.

(pp) No Restricted Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus.

(qq) Immediately after each of the Guarantors has entered into the Guarantee to which it is a party, (i) the fair value of the assets of such Guarantor will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Guarantor, (ii) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) such Guarantor will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) such Guarantor will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

(rr) None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a

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violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(ss) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Notes and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would reasonably be expected to result in a judgment that the Company is or would become unable to satisfy.

(tt) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

Any certificate signed by any officer of the Company or the Guarantors, as the case may be, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company and the Guarantors, jointly and severally, as to matters covered thereby (and is subject to the limitations therein, if any), to each Underwriter. The Company and the Guarantors acknowledge that, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Company and the Guarantors hereby consent to such reliance.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and the Company will furnish

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copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second Business Day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(c) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has been filed; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by

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the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) The Company will qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Notes and the Guarantees; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

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(h) The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) During the period of 90 days from the date hereof, the Company and each of the Guarantors will not, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, which consent shall not be unreasonably withheld, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, pledge or otherwise dispose of (or enter into any transaction or duties which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any debt securities of the Company or any Guarantor with terms substantially similar (including having equal rank) to the Notes (other than the Notes); provided, however, nothing contained in this Section 4(i) shall obligate the Company to retain J.P. Morgan Securities LLC as its initial purchaser or underwriter.

(j) The Company and the Guarantors will apply the net proceeds from the sale of the Notes being sold by the Company as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of proceeds.”

(k) The Company and the Guarantors will not (and cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes or Guarantees and neither the Company, the Guarantors nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.

(l) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used and will not use, authorize use of, refer to, create, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company); provided however, that it may create, use, authorize use of, refer to, or participate in the planning for use of (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex C or prepared pursuant to Section 2(c) or Section 3(c) above (including any electronic road show, if the contents therein have been prepared by, or approved

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in advance by, the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Notes on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) The representations and warranties of the Company and each Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Guarantees, the Registration Statement, the Time of Sale Information and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Irell & Manella LLP shall have furnished to the Representatives its written opinion and negative assurance statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(e) Brownstein Hyatt Farber Schreck, LLP, Nevada counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

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(f) Faegre Baker Daniels LLP, Indiana counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.

(g) Stone Pigman Walther Wittmann L.L.C., Louisiana counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-4.

(h) Briol & Associates, PLLC, Minnesota counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-5.

(i) Lathrop & Gage LLP, Missouri counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-6.

(j) Sills Cummis & Gross P.C., New Jersey counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-7.

(k) Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., Mississippi counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-8.

(l) Taft Stettinius & Hollister LLP, Ohio counsel for the Company, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-9.

(m) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion and negative assurance statement, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Time of Sale Information and the Prospectus and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(n) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they

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are independent public accountants within the meaning of the Securities Act and the rules and regulations of PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Registration Statement, the Time of Sale Information and the Prospectus, as of a date not more than three days prior to the date hereof), such matters as set forth in a draft of such letter received on March 4, 2012 in substantially final form.

(o) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”), addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of its bring-down letter (or, with respect to matters involving changes or developments since the respective dates of which specified financial information is given in the Registration Statement, the Time of Sale Information and the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to its audit of the Company’s consolidated financial statements included in its Form 10-K for the year ended December 31, 2011 and filed with the Commission and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(p) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of the Company’s Chief Executive Officer and its Chief Financial Officer stating, in their respective capacities as officers of the Company and not in their respective individual capacities, that each of them severally represents that:

(i) The representations, warranties and agreements of the Company and the Guarantors in Section 3 and 4 are true and correct on and as of the Closing Date, and the Company and the Guarantors have complied with all of their respective agreements contained herein in all material respects and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) He or she has carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, and, in his or her opinion, (A) the Registration Statement and the Time of Sale Information, as of the Applicable Time of Sale, and the Prospectus, as of its date and the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Registration Statement, the Time of Sale Information and the Prospectus no event has occurred that should have been set forth in a supplement or amendment to in the Registration Statement, the Time of Sale Information or the Prospectus that has not been so set forth; and

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(iii) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any development that resulted in a Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business.

(q) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, any change resulting in a Material Adverse Effect or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the in the Registration Statement, the Time of Sale Information and the Prospectus.

(r) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s or any of the Guarantors’ debt securities or preferred stock by Standard & Poor’s Corporation and Moody’s Investors Service and (ii) neither Standard & Poor’s Corporation nor Moody’s Investors Service shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of the Guarantors’ debt securities or preferred stock.

(s) [Intentionally omitted.]

(t) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company or any of the Guarantors on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States if the effect of such engagement in hostilities, escalation or declaration of war would, in your reasonable judgment, make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes or to enforce contracts for the sale of the Notes or (iv) there shall have occurred a change in financial markets or any calamity or crisis inside or outside the United

22

States or such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it in each such case, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes or to enforce contracts for the sale of the Notes.

(u) The DTC shall have accepted the Notes for clearance.

(v) The Company and the Representatives shall have received the Bank Consent from the Administrative Agent and the Term Loan Consent from the Required Lenders under the Bank Credit Facility.

(w) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Underwriters shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

(x) The Company shall have consummated the Term Loan under the Bank Credit Facility and received the proceeds therefrom prior to, or concurrently with, the Closing.

(y) The Company and the Guarantors shall have furnished the Representatives and counsel to the Underwriters with such other certificates, opinions or other documents as they may have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes and Guarantees), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Registration Statement, the Time of Sale Information or the Prospectus or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or

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investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Notes, the Guarantees or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other out-of-pocket expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus or in any such amendment or supplement thereto or in any Blue Sky Application or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the Guarantors and their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantors, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, Preliminary Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application or any Marketing Materials, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, Preliminary Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application or any Marketing Materials, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with

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written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 7(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, any Guarantor and any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under paragraphs (a) and (b) above, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraphs (a) and (b) above except to the extent the party to whom notice was not given was unaware of the proceeding to which such notice would have related and has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses or a material diminution thereof) and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under paragraphs (a) and (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ counsel to represent jointly the indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying party under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified parties and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnified party on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors. Any such separate firm for any Underwriter, its affiliates, directors, officers, employees and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to

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the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In the event that it is finally judicially determined that any indemnified party was not entitled to receive payments for legal and other expenses pursuant to this Section 7, the indemnified party will promptly return all sums that that had been advanced pursuant hereto.

(d) If the indemnification provided for in paragraphs (a) and (b) above shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under such paragraph in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes and Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, as set forth on the cover page of the Prospectus, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability,

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or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Underwriters severally confirm and the Company and the Guarantors acknowledge and agree that the statements relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company or any Guarantor by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Time of Sale Information and the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application or any Marketing Materials.

8. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives, by notice given to and received by the Company, prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 6(t) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

9. Defaulting Underwriter. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes that the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of the Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total principal amount of the Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the total principal amount of the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10.0% of the total principal amount of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of the Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other Underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Underwriters or other Underwriters satisfactory to the Representatives does not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or

27

the Guarantors, except that the Company and Guarantors will continue to be liable for the payment of expenses to the extent set forth in Section 10. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or Guarantors for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement.

10. Expenses. The Company and the Guarantors jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation and printing of certificates for the Notes; (b) the preparation and printing of the Registration Statement, the Time of Sale Information and the Prospectus (including any exhibits thereto), and any amendment or supplement thereto; (c) the distribution of the Preliminary Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus (including any exhibits thereto), all as provided in this Agreement; (d) any required review by FINRA of the terms of sale of the Notes or Guarantees (including related reasonable and documented fees and expenses of counsel to the Underwriters); (e) the qualification of the Notes, the Guarantees, under the securities laws of the several jurisdictions as provided in Section 4(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and documented fees and expenses of counsel to the Underwriters); (f) the Trustee, any agent of the Trustee, the counsel for the Trustee in connection with the Indenture, the Notes and the Guarantees; (g) all expenses in connection with the approval of the Notes by DTC for “book-entry” transfer; and (h) all expenses in connection with the rating of the Notes. The Company and the Guarantors shall not be required to pay for any of the Underwriters’ costs and expenses (other than those as described in clauses (d) and (e) above), including, without limitation, (i) the fees and expenses of counsel to the Underwriters (other than as set forth above) and (ii) the “roadshow” expenses of the Underwriters; provided, however, if the sale of Notes pursuant to Section 2 of this Agreement shall not be consummated because the conditions in Section 6 (other than Section 6(m)) hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 8 hereof, or by reason of any failure, refusal or inability on the part of the Company or any of the Guarantors to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company and each Guarantor, jointly and severally shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder; but the Company and the Guarantors shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Notes.

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11. Research Analyst Independence. The Company and the Guarantors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Guarantors and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any of the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Underwriters’ investment banking divisions. The Company and the Guarantors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12. No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Guarantors and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Guarantors, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantors. The Company and the Guarantors hereby waive any claims that the Company or the Guarantors may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Ken Lang, Fax: (212) 270-1063, or if in connection with Section 6 of this Agreement, Director of Litigation, Office of General Counsel, J.P. Morgan Securities LLC, in each case with a copy to Underwriters’ counsel at Latham & Watkins LLP, 355 South Grand Ave., Los Angeles, California 90071-1560, Attention: Julian T. H. Kleindorfer, Esq., and Cynthia A. Rotell, Esq. Fax: (213) 891-8763; and

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(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to Pinnacle Entertainment, Inc., 8918 Spanish Ridge Avenue, Las Vegas, NV 89148, Attention: John A. Godfrey, Esq., Fax: (702) 784-7748, with a copy to the Company’s counsel at Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067-4276, Attention: Ashok W. Mukhey, Esq., Fax: (310) 203-7199.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by J.P. Morgan Securities LLC on behalf of the Representatives.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the affiliates, directors of the Company, the Guarantors and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14 any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the Terms “Business Day” and “Restricted Subsidiary.” For purposes of this Agreement, (a) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “Restricted Subsidiary” means those entities as identified on Schedule 2 hereto.

17. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Executive Vice President and
Chief Financial Officer

ACE GAMING, LLC

By:	PNK Development 13, LLC, its Sole Member

	By:	Biloxi Casino Corp., its Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and Treasurer

AREH MLK LLC

By:	Biloxi Casino Corp., its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

AREP BOARDWALK PROPERTIES LLC

By:	Biloxi Casino Corp., its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

BELTERRA RESORT INDIANA, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

BILOXI CASINO CORP.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Chief Financial Officer and
Treasurer

BOOMTOWN, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

CASINO MAGIC CORP.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Chief Financial Officer and Treasurer

CASINO ONE CORPORATION

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM

By:	Boomtown, LLC, its General Partner

	By:	Pinnacle Entertainment, Inc., its Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and
Chief Financial Officer

MITRE ASSOCIATES LLC

By:	PNK Development 13, LLC, its Sole Member

	By:	Biloxi Casino Corp., its Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and
Treasurer

Signature Page to Underwriting Agreement

OGLE HAUS, LLC

By:	Belterra Resort Indiana, LLC, its Sole Member

	By:	Pinnacle Entertainment, Inc., its Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and
Chief Financial Officer

PNK (BATON ROUGE) PARTNERSHIP

By:	PNK Development 8, LLC, its Managing Partner

	By:	Pinnacle Entertainment, Inc., its Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and
Chief Financial Officer

PNK (BOSSIER CITY), INC.

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Treasurer

Signature Page to Underwriting Agreement

PNK DEVELOPMENT 7, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PNK DEVELOPMENT 8, LLC

By:	Pinnacle Entertainment, Inc., its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PNK DEVELOPMENT 9, LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PNK DEVELOPMENT 13, LLC

By:	Biloxi Casino Corp., its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and
Treasurer

Signature Page to Underwriting Agreement

PNK (ES), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PNK (LAKE CHARLES), L.L.C.

By:	Pinnacle Entertainment, Inc.,
its Sole Member / Manager

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PNK (Ohio), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

PNK (Ohio) II, LLC

By:	PNK (Ohio), LLC
its Sole Member

	By:	Pinnacle Entertainment, Inc.,
its Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and
Chief Financial Officer

PNK (Ohio) III, LLC

By:	PNK (Ohio), LLC
its Sole Member

	By:	Pinnacle Entertainment, Inc.,
its Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and
Chief Financial Officer

PNK (RENO), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

PNK (RIVER CITY), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PNK (SCB), L.L.C.

By:	PNK Development 7, LLC,
its Sole Member

	By:	Pinnacle Entertainment, Inc.,
its Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

PNK (ST. LOUIS RE), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

PNK (STLH), LLC

By:	Pinnacle Entertainment, Inc.,
its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and
Chief Financial Officer

PSW PROPERTIES LLC

By:	Biloxi Casino Corp., its Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and
Treasurer

YANKTON INVESTMENTS, LLC

By:	/s/ John A. Godfrey
Name:	John A. Godfrey
Title:	Manager

Signature Page to Underwriting Agreement

Accepted: March 5, 2012

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS CAPITAL INC.

CREDIT AGRICOLE SECURITIES (USA) INC.

DEUTSCHE BANK SECURITIES INC.

UBS SECURITIES LLC

As Representatives of the

several Underwriters listed in Schedule 1 hereto.

By J.P. MORGAN SECURITIES LLC

By:	/s/ Timothy B. Donahue
Authorized Representative

Signature Page to Underwriting Agreement

Schedule 1

7.75% SENIOR SUBORDINATED NOTES DUE 2022

Underwriter	Principal Amount

J.P. Morgan Securities LLC	$79,625,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$69,875,000

Barclays Capital Inc.	$45,500,000

Credit Agricole Securities (USA) Inc.	$39,000,000

Deutsche Bank Securities Inc.	$39,000,000

UBS Securities LLC	$29,250,000

Capital One Southcoast, Inc.	$13,000,000

Wells Fargo Securities, LLC	$9,750,000

Total	$325,000,000

Schedule I-1

SCHEDULE 2

Subsidiaries

* denotes a Subsidiary that is a Guarantor.

± denotes an unrestricted Subsidiary under the Indenture.

*ACE Gaming, LLC1

*AREH MLK LLC1

*AREP Boardwalk Properties LLC1

*Belterra Resort Indiana, LLC1

*Biloxi Casino Corp.1

*Boomtown, LLC1

Brighton Park Maintenance Corp.1

*Casino Magic Corp.1

±Casino Magic (Europe), BV

±Casino Magic Hellas Management Services, SA

Casino Magic Management Services Corp.1

*Casino One Corporation1

Double Bogey, LLC1

±Landing Condominium, LLC

*Louisiana-I Gaming, a Louisiana Partnership in Commendam1

*Mitre Associates LLC1

*OGLE HAUS, LLC1

*PNK (Baton Rouge) Partnership1

*PNK (BOSSIER CITY), Inc.1

*PNK Development 7, LLC1

[1]	Restricted Subsidiary under the Indenture.

Schedule 2-1

*PNK Development 8, LLC1

*PNK Development 9, LLC1

±PNK Development 10, LLC

±PNK Development 11, LLC

*PNK Development 13, LLC1

PNK Development 15, LLC1

±PNK Development 17, LLC

±PNK Development 18, LLC

±PNK Development 28, LLC

*PNK (ES), LLC1

PNK (EXUMA), LIMITED1

±PNK (Kansas), LLC

*PNK (LAKE CHARLES), L.L.C.1

*PNK (Ohio), LLC1

*PNK (Ohio) II, LLC1

*PNK (Ohio) III, LLC1

*PNK (Reno), LLC1

*PNK (River City), LLC1

±PNK (SA), L.L.C.

±PNK (SAM), L.L.C.

*PNK (SCB), L.L.C.1

*PNK (STLH), LLC1

*PNK (ST. LOUIS RE), LLC1

±PNK (VN), Inc.

±Port St. Louis Condominium, LLC

Schedule 2-2

President Riverboat Casino-Missouri, Inc.1

*PSW Properties LLC1

Realty Investment Group, Inc.1

*Yankton Investments, LLC1

Schedule 2-3

Exhibit B-1

Form of Opinion of Irell & Manella LLP, Counsel for the Company and the Guarantors

1. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; the Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on or before the date specified therein; and, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

2. The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and notes thereto, related schedules and other financial data included or incorporated by reference therein, as to which we express no opinion) comply on their face as to form in all material respects with the requirements of the Securities Act; and the Indenture comply on their face as to form in all material respects with the requirements of the Trust Indenture Act. The Indenture has been qualified under the Trust Indenture Act.

3. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction listed opposite the Company’s name on Schedule A to this opinion.

4. Each Delaware Guarantor is an entity duly formed, validly existing and in good standing under the laws of the State of Delaware with full limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each Guarantor is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction listed opposite such Guarantor’s name on Schedule A to this opinion.

5. The Company has the full corporate power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Notes and to perform its obligations thereunder, including, without limitation, the full corporate power and authority to issue, sell and deliver the Notes, as contemplated by the Underwriting Agreement.

6. Each Delaware Guarantor has the full limited liability company power and authority to execute and deliver the Underwriting Agreement, the Indenture and their respective Guarantees and to perform their obligations thereunder.

Exhibit B-1-1

7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each Delaware Guarantor.

8. The Indenture has been duly authorized, executed and delivered by the Company and each Delaware Guarantor and constitutes the legally valid and binding obligations of the Company and each of the Guarantors, enforceable against each of them in accordance with their terms.

9. The Notes have been duly authorized for issuance and sale to the Underwriters by the Company and duly executed by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Notes will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

10. The Guarantees of each Delaware Guarantor have been duly authorized and executed by each Delaware Guarantor. The Guarantees, when delivered in accordance with the terms of each of the Indenture, will, upon the due execution, issuance and authentication of the Notes in accordance with the terms of each of the Indenture and the delivery to and payment therefor by the Underwriters in accordance with the terms of the Underwriting Agreement, and receipt of the agreed consideration by each of the Guarantors, be the valid and legally binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms.

11. The execution and delivery of the Transaction Documents by the Company and the Guarantors, the performance by the Company and the Guarantors of their respective obligations thereunder, the consummation by the Company and the Guarantors of the transactions contemplated by the Transaction Documents (including the issuance of the Notes and the consummation of the Redemption) and the use of the proceeds therefrom in the manner set forth under the caption “Use of proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, do not and will not (A) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantors pursuant to any agreement or instrument listed on Schedule B hereto (we, with your permission, have relied upon certificates of officers of the Company as to financial calculations relevant to this opinion), (B) violate any provision of the certificate or articles of incorporation or operating agreement or bylaws or other organizational documents of the Company or any Delaware Guarantor, or (C) violate any federal, Delaware or New York law, statute, rule or regulation customarily applicable to offerings of this type or, to our knowledge, any judgment, order, writ or decree of any government instrumentality or court applicable to or having jurisdiction over the Company, any Guarantor or any of their respective assets or properties (assuming for purposes of this paragraph, compliance with all applicable state securities or blue sky laws, as to which we express no opinion) except for, with respect to the foregoing clauses (A) and (C), such violations, breaches, defaults, liens, charges and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Exhibit B-1-2

12. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental authority or agency of the United States, New York or Delaware (that is customarily applicable to offerings of this type), is required for the Company’s or each Guarantor’s execution, delivery and performance of the Transaction Documents on or before the Closing Date or the issuance of the Notes and the Guarantees, except for (1) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters (as to which we express no opinion), (2) such as have been made or obtained under the Securities Act and the Trust Indenture Act, and (3) such as are required by FINRA.

13. The reports filed under the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus or any amendment thereof or supplement thereto (other than the financial statements and notes thereto, related schedules and other financial data included or incorporated by reference therein, as to which no opinion is rendered), and in the case of any such incorporated report that was subsequently amended, such report as amended by the subsequently filed amendment, when they were filed with the Commission, complied on their face as to form in all material respects with the Exchange Act and the applicable rules and regulations thereunder.

14. The statements under the captions “Description of Other Indebtedness,” “Description of Notes” and “Material United States Federal Income Tax Consequences” in the Registration Statement, the Time of Sale Information and the Prospectus, insofar as they purport to describe or summarize certain provisions of the agreements, statutes, regulations, legal matters or securities referred to therein, are accurate descriptions or summaries in all material respects.

15. The Company and each of the Guarantors are not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act.

16. Assuming the proceeds of the sale of the Notes are used for the purposes set forth in the Registration Statement, the Time of Sale Information and the Prospectus, such use of proceeds will not violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

17. To our knowledge, there are no pending actions, suits or proceedings before any governmental agency or body or any court against or affecting the Company or any of the Guarantors or any of their respective properties that would be required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus pursuant to Item 103 of Regulation S-K of the rules and regulations issued under the Securities Act that are not so disclosed. To our knowledge, other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Guarantors is a party or of which any property of the Company or any Guarantor is the subject which are likely to have, individually or in the aggregate, a Material Adverse Effect; and, other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, to our knowledge, no such proceedings have been overtly threatened in writing by governmental authorities or by others.

Exhibit B-1-3

18. The Notes, the Guarantees and the Indenture conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

19. To our knowledge, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantors as a result of the sale of the Notes pursuant to the Underwriting Agreement.

In addition, we have participated in conferences with officers and representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel does not pass upon, or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except to the extent stated in paragraphs 14 and 18 above), during the course of such participation, no facts came to the attention of such counsel which caused such counsel to believe that the Registration Statement (including the documents incorporated by reference therein), at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contains or contained an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the financial statements, schedules or other financial data included in, or omitted from, the Registration Statement, the Time of Sale Information or the Prospectus and any amendments or supplements thereto.

Exhibit B-1-4

EXHIBIT B-2

Form of Opinion of Brownstein Hyatt Farber Schreck, Nevada Counsel for the Company

1. Each of the Nevada Subsidiary Guarantors has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Nevada, with limited liability company power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, including the power and authority to issue the Guarantees.

2. Based solely on our review of a Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State, the Company is qualified to do business as a foreign corporation and is in good standing in the State of Nevada.

3. Each of the Transaction Documents to which each Nevada Subsidiary Guarantor is a party has been duly authorized, executed and delivered by such Nevada Subsidiary Guarantor.

4. The issuance and sale of the Notes by the Company and the Guarantees by the Subsidiary Guarantors, the execution and delivery by each of the Company and the Subsidiary Guarantors of each of the Transaction Documents to which it is a party, and the consummation of the Transactions do not violate (a) the Governing Documents, (b) any Applicable Nevada Order, or (c) any Applicable Nevada Law.

5. The statements contained in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Risk Factors – Risks related to our business – Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties” and “Government regulations and gaming issues – Nevada”, and the statements contained in Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, under the caption “Government Regulation and Gaming Issues – Nevada”, which is incorporated by reference in the Prospectus, have been reviewed by us and, to the extent such statements constitute summaries of the Nevada Gaming Laws or other Nevada legal matters, they are accurate summaries in all material respects.

6. No Nevada Governmental Approval is required for the execution and delivery by the Company or any Nevada Subsidiary Guarantor of, and the performance by the Company or any Nevada Subsidiary Guarantor of its obligations under, the Transaction Documents to which it is a party, the consummation of the Transactions, or the issuance or sale of the Notes, and the Guarantees to the Underwriters, except (a) such as have been obtained and are in full force and effect at the Closing Date and (b) as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

7. With the Company’s consent, based solely on an inquiry of those attorneys currently with the firm who have rendered legal services to the Company and the Nevada Subsidiary Guarantors since January 1, 2010, we confirm that we are not currently representing the Company or the Nevada Subsidiary Guarantors in any pending litigation.

Exhibit B-2-1

8. To our knowledge, other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no regulatory proceedings pending before the Nevada Gaming Authorities to which the Company or any of the Nevada Subsidiary Guarantors is a party, which are likely to result, individually or in the aggregate, in a Material Adverse Effect.

Exhibit B-2-2

EXHIBIT B-3

Form of Opinion of Faegre Baker Daniels LLP, Indiana Counsel for the Company

1. Based solely on the Certificates of Existence and Authorization identified on Schedule I, (a) each of the Company and the Indiana Gaming Subsidiary is duly qualified and authorized to do business as a foreign corporation and foreign limited liability company, respectively, under the laws of the State of Indiana; and (b) Ogle Haus is validly existing as a limited liability company under the laws of the State of Indiana, and has filed its most recent biennial report required by Indiana law with the Indiana Secretary of State, and no notice of withdrawal, dissolution, or expiration with respect to Ogle Haus has been filed with the Indiana Secretary of State or has taken place. Ogle Haus has all requisite limited liability company power and authority to own, lease, and operate its properties and conduct its business in the State of Indiana as described in the Registration Statement, the Time of Sale Information, and the Prospectus.

2. Based solely upon the Officer’s Certificate identified on Schedule I, (a) all of the issued and outstanding ownership interests of Ogle Haus have been duly authorized and validly issued and are fully paid and nonassessable; (b) all outstanding ownership interests of Ogle Haus are owned directly by the Indiana Gaming Subsidiary; and (c) none of the outstanding ownership interests of Ogle Haus were issued in violation of any preemptive rights provided by Indiana law or the Operating Agreement for Ogle Haus.

3. No authorization, approval, consent, or order of, the Indiana Gaming Commission or any other governmental body, agency, or official of the State of Indiana, is required in connection with the offering, issuance, or sale of the Notes to the Underwriters or the execution by the Indiana Gaming Subsidiary and Ogle Haus of the Guarantees or to make valid and legally binding the execution, delivery and performance by the Company, the Indiana Gaming Subsidiary or Ogle Haus of the Operative Documents to which it is a party, except (a) such as have been obtained and are in full force and effect, (b) such periodic reports and informational filings to which the Company, the Indiana Gaming Subsidiary, or Ogle Haus are subject generally, (c) such as are required under the Indiana Gaming Laws which have been obtained or waived, (d) such as are required as a condition of the Interim Approval identified on Schedule I, and (e) such as may be required under applicable state securities laws or regulations.

4. The statements in the Registration Statement, the Time of Sale Information, and the Prospectus under the captions “Risk Factors – Risks related to our business – Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties” and “Government regulations and gaming issues” (relating to Indiana Gaming Laws) and the statements in Exhibit 99.1 of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2011 under the caption “Government Regulation and Gaming Issues – Indiana” which are incorporated by reference in, the Registration Statement, the Time of Sale Information, and the Prospectus (except for financial and operating data included therein, as to which we express no opinion), insofar as such statements constitute summaries of the Indiana Gaming Laws or other Indiana legal matters, are correct in all material respects.

Exhibit B-3-1

5. (i) Each of the Indiana Gaming Subsidiary and Ogle Haus has obtained all approvals, consents, orders, and authorizations from the Indiana Gaming Commission necessary or required in connection with the issuance of the Notes and the execution of the Guarantee by the Indiana Gaming Subsidiary and Ogle Haus, subject to the limitations imposed by the Indiana Gaming Commission as set forth in the Interim Approval identified on Schedule I, and (ii) based solely on the Officer’s Certificate identified on Schedule I, the Indiana Gaming Subsidiary has received and presently holds a riverboat owner’s license from the Indiana Gaming Commission and such license is valid and in full force and effect. To our knowledge, no event has occurred which currently, or after notice or lapse of time, or both, would reasonably be expected to result in a revocation, modification, suspension, or termination of such license.

6. Each of the Operative Documents to which Ogle Haus is a party has been duly authorized, executed and delivered by Ogle Haus.

7. The execution and delivery by Ogle Haus of the Operative Documents to which it is a party, and the performance by Ogle Haus of its agreements under such documents, do not violate Ogle Haus’ Operating Agreement or Indiana Gaming Laws.

Exhibit B-3-2

EXHIBIT B-4

Form of Opinion of Stone Pigman Walther Wittmann L.L.C., Louisiana Counsel for the Company

1. Based solely upon certificates of existence and good standing issued by the Louisiana Secretary of State, (a) Louisiana-I Gaming, a Louisiana Partnership in Commendam, is a Louisiana partnership in commendam that is validly existing under the laws of Louisiana (the concept of good standing is not applicable to a partnership in Louisiana), (b) PNK (Baton Rouge) Partnership is a Louisiana partnership that is validly existing under the laws of Louisiana (the concept of good standing is not applicable to a partnership in Louisiana), (c) PNK (Bossier City), Inc. is a corporation that is validly existing under the laws of Louisiana and is in good standing with the Louisiana Secretary of State, (d) PNK (Lake Charles), L.L.C. is a limited liability company that is validly existing under the laws of Louisiana and is in good standing with the Louisiana Secretary of State, and (e) PNK (SCB), L.L.C. is a limited liability company that is validly existing under the laws of Louisiana and is in good standing with the Louisiana Secretary of State. Each of the Louisiana Guarantors has all requisite corporate, partnership or limited liability company (as applicable) power and authority to conduct its business and to own or lease its properties as described in the Registration Statement, the Time of Sale Information and the Prospectus, and to enter into and perform its obligations under the Operative Documents to which it is a party.

2. Each of the Operative Documents to which each Louisiana Guarantor is a party has been duly authorized by such Louisiana Guarantor, and each of the Operative Documents to which each Louisiana Guarantor is a party has been executed and delivered by such Louisiana Guarantor.

3. The issuance and sale of the Notes by the Company and the Guarantees by the Louisiana Guarantors, the execution and delivery by the Company and the Louisiana Guarantors of the Operative Documents to which they are parties, and the consummation of the transactions contemplated by the Operative Documents do not violate any provision of such Louisiana Guarantor’s certificate or articles of incorporation or bylaws, partnership agreement, articles of organization or operating agreement, or other formation and organization documents (as applicable) in effect on the date of this legal opinion, and no such action by the Company or the Louisiana Guarantors will result in any violation of any applicable Louisiana law in effect as of the date of this opinion letter which in our experience is customarily applicable to transactions of the type contemplated by the Operative Documents (other than state securities or blue sky laws as to which we express no opinion and have assumed for purposes of this paragraph compliance therewith).

4. The statements in (a) the Registration Statement, the Time of Sale Information and the Prospectus under the captions (i) “Risk Factors – Risks Related to our Business – Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties” and (ii) “Government Regulations and Gaming Issues,” and in (b) Exhibit 99.1 (relating to Government Regulation and Gaming Issues) of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2011, which is incorporated by reference in the Registration Statement, the Time of Sale

EXHIBIT B-4-1

Information and the Prospectus (except for financial and operating data included therein, as to which we express no opinion), insofar as such statements constitute summaries of the laws and regulations of the State of Louisiana, including gaming laws and regulations, are correct in all material respects.

5. No consent or filing based on law or legal requirements in the State of Louisiana as in effect on the date of this legal opinion (and as in our experience is customarily applicable to transactions of this kind) is required for the execution, delivery and performance by the Company or any Louisiana Guarantor of the Operative Documents to which it is a party and the consummation of the transactions contemplated by the Operative Documents, or the offering, issuance and sale of the Notes and the Guarantees to the Underwriters, except (a) such as have been obtained and are in full force and effect as of the date of this legal opinion, (b) as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, (c) as otherwise described in this legal opinion with respect to post Closing Date notices and filings, and (d) as may be required under state securities or “Blue Sky” laws and regulations (as to which we express no opinion).

6. To our knowledge, without investigation or inquiry, other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending or threatened in Louisiana against the Company or any of the Louisiana Guarantors, which are likely to result, individually or in the aggregate, in a Material Adverse Effect.

EXHIBIT B-4-2

EXHIBIT B-5

Form of Opinion of Briol & Associates, PLLC, Minnesota Counsel for the Company

1. Casino Magic Corp. (the “Minnesota Guarantor”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Minnesota, with full corporate power and authority under Minnesota law to conduct its business as described in the Officer’s Certificate, a copy of which is attached hereto as Exhibit 1.

2. Based solely on the Officer’s Certificate, all issued and outstanding shares of capital stock of the Minnesota Guarantor have been duly authorized and are validly issued, fully paid and non-assessable. Based solely on said Officer’s Certificate, none of the outstanding shares of capital stock of the Minnesota Guarantor was issued in violation of statutory preemptive or, to our knowledge, non-statutory preemptive or other similar rights of any security holder.

3. The Minnesota Guarantor has the full right, power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Guarantees (the “Guarantees”) (collectively for purposes of this opinion, the “Operative Documents”) and to consummate the transactions contemplated thereby including, without limitation, the full right, power, and authority to issue and deliver the Guarantees pursuant to the Indenture.

4. Each of the Operative Documents (including the Guarantees) has been duly and validly authorized, executed and delivered by the Minnesota Guarantor.

5. The issuance and sale of the Notes of the Company and the issuance of the Guarantees by the Minnesota Guarantor, the execution and delivery by the Minnesota Guarantor of the Operative Documents, and the consummation of the transactions contemplated by Operative Documents, the Registration Statement, the Time of Sale Information, and the Prospectus (collectively, for the purposes of such opinion, the “Transaction Documents”) by the Minnesota Guarantor do not (a) contravene or result in a breach or violation of the Articles of Incorporation or Bylaws of the Minnesota Guarantor, (b) to our knowledge, contravene or violate any judgment, decree or order of any Minnesota governmental authority having jurisdiction over the Minnesota Guarantor, (c) contravene or violate any applicable Minnesota law (except that we express no opinion as to the requirements of the securities laws or the Blue Sky Laws of the State of Minnesota), or (d) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Minnesota Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement, instrument, franchise, license or permit known to such counsel to which the Minnesota Guarantor is a party or by which the Minnesota Guarantor or its properties or assets may be bound (except that we express no opinion as to the requirements of the securities laws or the Blue Sky Laws of the State of Minnesota).

6. No authorization, approval, consent or order of any Minnesota court or governmental authority or agency is required for the execution, delivery and performance by the

EXHIBIT B-5-1

Company and the Minnesota Guarantor of the Transaction Documents, the consummation of the transactions contemplated by the Transaction Documents or otherwise in connection with the offering, issuance or sale of the Notes and the Guarantees to the Underwriters, except such as have been obtained and, to our knowledge, are in full force and effect at the Closing Date; notwithstanding the foregoing, no opinion is rendered as to the requirements of the securities laws or the Blue Sky Laws of the State of Minnesota.

7. The Minnesota Guarantor is not in violation of its charter or by-laws and, based solely on the Officer’s Certificate attached hereto as Exhibit 1, the Minnesota Guarantor is not in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Minnesota Guarantor to which the Minnesota Guarantor is a party or by which any of its property is bound (except that such counsel expresses no opinion as to the requirements of the securities laws or the Blue Sky Laws of the State of Minnesota).

8. We know of no material legal or governmental actions, suits or proceedings pending or threatened against the Minnesota Guarantor which are required to be disclosed in the Registration Statement, the Time of Sale Information, and the Prospectus. To our knowledge, other than as set forth in the Registration Statement, the Time of Sale Information, and the Prospectus, there are no legal or governmental proceedings pending to which the Minnesota Guarantor is a party or of which any property of the Minnesota Guarantor is the subject which are likely to result, individually or in the aggregate, in a Material Adverse Effect; and, other than as set forth in the Registration Statement, Time of Sale Information, and the Prospectus, no such proceedings have been overtly threatened in writing by governmental authorities or by others.

EXHIBIT B-5-2

EXHIBIT B-6

Form of Opinion of Lathrop & Gage LLP Missouri Counsel for the Company

1. President Riverboat Casino-Missouri, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of Missouri, with full corporate power and authority under Missouri law to own its properties and conduct its business as described in the Registration Statement, Time of Sale Information and Prospectus and based upon the Officer’s Certificate, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

2. PNK (River City), LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of Missouri, with full company power and authority under Missouri law to own its properties and conduct its business as described in the Registration Statement, Time of Sale Information and Prospectus and based upon the Officer’s Certificate, is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

3. Casino One Corporation is duly qualified and in good standing as a foreign corporation under the laws of Missouri.

4. Based solely upon the Officer’s Certificate, (a) all of the issued and outstanding ownership interests of President Riverboat Casino-Missouri, Inc. have been duly authorized and validly issued and are fully paid and nonassessable; (b) all outstanding ownership interests of President Riverboat Casino-Missouri, Inc. are owned directly by Pinnacle Entertainment, Inc., a Delaware corporation; and (c) none of the outstanding ownership interests of President Riverboat Casino-Missouri, Inc. were issued in violation of any preemptive rights provided by Missouri law or the articles of incorporation of President Riverboat Casino-Missouri, Inc.

5. Based solely upon the Officer’s Certificate, (a) all of the issued and outstanding ownership interests of PNK (River City), LLC have been duly authorized and validly issued and are fully paid and nonassessable; (b) all outstanding ownership interests of PNK (River City), LLC are owned directly by Pinnacle Entertainment, Inc., a Delaware corporation; and (c) none of the outstanding ownership interests of PNK (River City), LLC were issued in violation of any preemptive rights provided by Missouri law or the articles of organization of PNK (River City), LLC.

6. Each of the Missouri Guarantors has the full right, power and authority to execute, deliver and perform its obligations, if any, under the Underwriting Agreement, the Indenture, the Notation of Guaranty (the Guarantee executed and delivered by the Missouri Guarantors is referred to as the “Missouri Guarantee”) (collectively for the purposes of this opinion letter, the “Operative Documents”) and to consummate the transactions contemplated thereby including, without limitation, the full right, power and authority to execute and deliver the Missouri Guarantee pursuant to the Indenture.

Exhibit B-6-1

7. Each of the Operative Documents to which any Missouri Guarantor is a party (including the Missouri Guarantee) has been duly and validly authorized, executed and delivered by such Missouri Guarantor.

8. The execution and delivery by each of the Missouri Guarantors of the Operative Documents, including the Missouri Guarantee, to which it is a party, and the consummation of the transactions contemplated by such Operative Documents do not violate any provision of such Missouri Guarantor’s certificate or articles of incorporation or bylaws, partnership agreement, articles of organization or operating agreement, or other formation and organization documents (as applicable) in effect on the Closing Date, and no such action by any Missouri Guarantor will result in any violation of any applicable Missouri law in effect as of the date of our opinion which in our experience is customarily applicable to transactions of the type contemplated by the Operative Documents (other than state securities or “Blue Sky” laws as to which we express no opinion, and compliance with which we have assumed for purposes of this paragraph).

9. We know of no material legal or governmental actions, suits or proceedings pending or overtly threatened in writing against any Missouri Guarantor which are required to be disclosed in the Registration Statement, Time of Sale Information or Prospectus, except as set forth in the Registration Statement, Time of Sale Information or Prospectus. To our knowledge, other than as set forth in the Registration Statement, Time of Sale Information or Prospectus there are no legal or governmental proceedings pending to which any Missouri Guarantor is a party or of which any property of any Missouri Guarantor is the subject which are likely to result, individually or in the aggregate, in a Material Adverse Effect; and, other than as set forth in the Registration Statement, Time of Sale Information or Prospectus no such proceedings have been overtly threatened in writing by governmental authorities or by others.

10. The statements contained or incorporated by reference in the Registration Statement, Time of Sale Information or Prospectus under the caption “Risk Factors – Risks related to our business” and in Exhibit 99.1 under the caption “Government Regulation and Gaming Issues – Missouri”, which is incorporated by reference in the Registration Statement, Time of Sale Information or Prospectus (except for any financial and operating data included therein, as to which we express no opinion), have been reviewed by us and to the extent such statements constitute summaries of the statutes, laws and applicable regulations of the State of Missouri regarding gaming, they are accurate and correct in all material respects and fairly summarize the information and matters therein described.

Exhibit B-6-2

EXHIBIT B-7

Form of Opinion of Sills Cummis & Gross P.C., New Jersey Counsel for the Company

1. Based solely upon a certificate dated             , 2012 of the Treasurer of the State of New Jersey, the Company is registered and in good standing as a foreign corporation under the laws of the State of New Jersey. Based solely upon certificates dated             , 2012 of the Treasurer of the State of New Jersey, each of Mitre Associates LLC and PSW Properties, LLC is registered and in good standing as a foreign limited liability company under the laws of the State of New Jersey.

2. Based solely upon certificates dated             , 2012 of the Treasurer of the State of New Jersey, each of ACE Gaming, LLC and PNK Development 13, LLC (collectively, the “New Jersey Subsidiaries”) is a limited liability company existing and in good standing under the laws of the State of New Jersey.

3. The statements contained in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Government Regulations and Gaming Issues” and in Exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2011 under the caption “Government Regulations and Gaming Issues – New Jersey,” to the extent that such statements deal with New Jersey regulatory matters, are accurate in all material respects.

4. Based solely upon our review of the operating agreement and the certificate of formation of each New Jersey Subsidiary and the New Jersey Limited Liability Company Act, and without independent investigation, each New Jersey Subsidiary has the limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder, including the limited liability power and authority to issue, sell and deliver the New Jersey Guarantee under the Indenture.

5. Based solely upon the Officers’ Certificates and our review of the Written Consent and the operating agreement and certificate of formation of each New Jersey Subsidiary and the New Jersey Limited Liability Company Act, and without independent investigation, each of the Transaction Documents to which each of the New Jersey Subsidiaries is a party has been duly authorized and each of the Transaction Documents to which each of the New Jersey Subsidiaries is a party has been executed and delivered by such entity.

6. Solely with respect to N.J.S.A. 5:12-1 et seq. and the regulations promulgated pursuant thereto (collectively, the “New Jersey Gaming Laws”), no authorization, approval, consent or license issued by the “Casino Control Commission” or the “Division of Gaming Enforcement” (as such governmental authorities are referenced in the New Jersey Gaming Laws, hereinafter referred to as the “New Jersey Regulators”) is necessary in connection with the issuance of the Notes or for the due authorization, execution and delivery by the Company or any Guarantor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, except such as have been obtained and are in full force and effect.

7. The execution and delivery of the Transaction Documents by the Company and the New Jersey Subsidiaries and the consummation of the transactions contemplated thereby will

Exhibit B-7-1

not conflict with or violate (a) any New Jersey Gaming Laws, (b) any order or decree of the New Jersey Regulators of which we have knowledge as to which the Company or any New Jersey Subsidiary is bound or (c) the operating agreement or certificate of formation of either New Jersey Subsidiary.

8. Except for ordinary course and ongoing investigations that are part of the application and licensing process for the Company, and except as may be described in the Registration Statement, the Time of Sale Information and the Prospectus and the Form 10-K, we have no knowledge of any material legal or governmental proceedings in the State of New Jersey to which the Company or either New Jersey Subsidiary is a named party wherein a claim of a violation of the New Jersey Gaming Laws is asserted.

9. Based solely upon the Officers’ Certificates and our review of the operating agreement of each New Jersey Subsidiary, and without independent investigation, (a) all of the outstanding membership interests of ACE Gaming, LLC are owned of record by PNK Development 13, LLC, and (b) all of the outstanding membership interests of PNK Development 13, LLC are owned of record by Biloxi Casino Corp.

Exhibit B-7-2

EXHIBIT B-8

Form of Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., Mississippi Counsel for the Company

1. Based solely on the Good Standing Certificates, each of the Mississippi Guarantors is validly existing as a corporation in good standing under the laws of the State. Each of the Mississippi Guarantors has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Officer Certificates.

2. Each of the Mississippi Guarantors has the requisite corporate power and authority to execute, deliver and perform its obligations under the Offering Documents and to consummate the Transactions, including, without limitation, the requisite corporate power and authority to execute, issue and deliver the Mississippi Guarantees pursuant to the Indenture.

3. Each of the Offering Documents (including the Mississippi Guarantees) to which each of the Mississippi Guarantors is a party has been duly and validly authorized, executed and delivered by each of the Mississippi Guarantors.

4. The offer, sale and delivery of the Notes of the Company and the Mississippi Guarantees by the Mississippi Guarantors, and the execution, delivery and performance by the Mississippi Guarantors of the Offering Documents, and the consummation of the Transactions by the Mississippi Guarantors do not, (a) contravene or result in a breach or violation of the Organizational Documents of the Mississippi Guarantors, (b) to our knowledge, contravene or violate any judgment, decree or order of any State governmental authority having jurisdiction over the Mississippi Guarantors, or (c) contravene or violate any applicable law of the State in effect as of the date of our opinion and which in our experience customarily is applicable to transactions of the type contemplated by the Offering Documents; provided, however, we express no opinion with respect to the requirements of, compliance with, or the qualification of the Notes or Guarantees under, the securities or blue sky laws of any federal, state or any foreign jurisdiction, including but not limited to any blue sky laws or securities laws of the State.

5. No authorization, approval, consent or order of any State court or governmental or regulatory authority of the State is required for the execution, delivery and performance by the Company and the Mississippi Guarantors of the Offering Documents, the consummation of the Transactions or otherwise in connection with the offering, issuance or sale of the Notes and the Mississippi Guarantees to the Underwriters; provided, however, we express no opinion with respect to the requirements of, compliance with, or the qualification of the Notes or Guarantees under, the securities or blue sky laws of any federal, state or any foreign jurisdiction, including but not limited to any blue sky laws or securities laws of the State.

6. With the Company’s consent, based solely upon an inquiry of those attorneys currently with our firm who have rendered legal services to the Company and the Mississippi Guarantors since January 1, 2008, we confirm that we are not currently representing the Company or the Mississippi Guarantors in any pending litigation, except for C&B Services, Inc. v. RG Restoration, Inc. and Pinnacle Entertainment, Inc., Civ. Action No. A2402-06-184, and RG America, Inc. and RG Restorations, Inc. v. Pinnacle Entertainment, Inc., Casino-Magic

Exhibit B-9-1

Biloxi and Biloxi Casino Corp. and John Does 1-50, Civ. Action No. A2402-06-185, which have been consolidated and are pending in the Circuit Court of Harrison County, Mississippi, in the Second Judicial District.

Exhibit B-8-2

EXHIBIT B-9

Form of Opinion of Taft Stettinius & Hollister LLP, Ohio Counsel for the Company

1. Based solely on the FFE Certificates, each of the Ohio Guarantors is validly existing in full force and effect as a limited liability company under the laws of the State of Ohio. Each of the Ohio Guarantors has the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Officer Certificates. Each of the Ohio Guarantors has the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business described in the Registration Statement, the Time of Sale Information and the Prospectus.

2. Each of the Ohio Guarantors has the requisite limited liability company power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transactions, including, without limitation, the requisite limited liability company power and authority to execute, issue and deliver the Ohio Guarantees pursuant to the Indenture.

3. Each of the Transaction Documents (including the Ohio Guarantees) to which the Ohio Guarantors is a party has been duly and validly authorized, executed and delivered by each of the Ohio Guarantors.

4. The offer, sale or delivery of the Notes of the Company and the Ohio Guarantees by the Ohio Guarantors, and the execution, delivery or performance by the Ohio Guarantors of the Transaction Documents, and the consummation of the Transactions by the Ohio Guarantors do not, (a) contravene or result in a breach or violation of the Organizational Documents of the Ohio Guarantors, (b) to our knowledge, contravene or violate any judgment, decree or order of any Ohio governmental authority having jurisdiction over the Ohio Guarantors, or (c) contravene or violate any applicable Ohio law in effect as of the date of our opinion and which in our experience customarily is applicable to transactions of the type contemplated by the Transaction Documents (except that we express no opinion as to the requirements of the securities laws or the Blue Sky Laws of the State of Ohio).

5. No authorization, approval, consent or order of any Ohio court or governmental or regulatory authority of the State of Ohio is required for the execution, delivery and performance by the Company and the Ohio Guarantors of the Transaction Documents, the consummation of the Transactions or otherwise in connection with the offering, issuance or sale of the Notes and the delivery of the Ohio Guarantees to the Underwriters; notwithstanding the foregoing, we express no opinion as to the requirements of the securities laws or the Blue Sky Laws of the State of Ohio.

6. With the Company’s consent, based solely upon an inquiry of those attorneys currently with the firm and identified below who have rendered meaningful legal services to the Company and the Ohio Guarantors, we confirm that we are not currently representing the Company or the Ohio Guarantors in any pending litigation.

Exhibit B-9-1

Time of Sale Information

•	Final Term Sheet, dated March 5, 2012, relating to the Notes and substantially in the form of Annex C hereto;

ANNEX C

FORM OF TERM SHEET

Pricing Term Sheet dated March 5, 2012 to Preliminary Prospectus dated March 5, 2012 of Pinnacle Entertainment, Inc.

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus.

The information in this Pricing Term Sheet supplements the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

Issuer:	Pinnacle Entertainment, Inc.

Security Description:	Senior Subordinated Notes

Face:	$325,000,000

Gross Proceeds:	$325,000,000

Net Proceeds (before expenses)	$319,312,500

Coupon:	7.750%

Maturity:	April 1, 2022

Offering Price:	100.000%

Yield to Maturity:	7.750%

Spread to Treasury:	+575basis points

Benchmark:	UST 2% due February 15, 2022

Interest Pay Dates:	April 1 and October 1

Beginning:	October 1, 2012

Equity Clawback:	Up to 35% at 107.750%

Until:	April 1, 2015

Optional Redemption:	Makewhole call @ T+50bps prior to April 1, 2017 then:

	On or after:	Price:
	April 1, 2017	103.875%
	April 1, 2018	102.583%
	April 1, 2019	101.292%
	April 1, 2020 and thereafter	100.000%

Change of control:	Put @ 101% of principal plus accrued interest

Trade Date:		March 5, 2012

Settlement Date:	(T+10)	March 19, 2012

CUSIP:		723456AP4

ISIN:		US723456AP49

Denominations:		2,000 x 1,000

Joint Book-Running Managers:		J.P. Morgan BofA Merrill Lynch Barclays Capital Credit Agricole CIB Deutsche Bank Securities UBS Investment Bank

Co-Managers:		Capital One Southcoast Wells Fargo Securities

Use of Proceeds:		We intend to use the net proceeds of this offering and the term loan to redeem our 7.5% senior subordinated notes due 2015. We intend to send a 15-day conditional redemption notice to the holders of such notes and terminated the tender offer for such notes. The redemption price for the 7.5% notes would be equal to 103.750% of par, plus accrued and unpaid interest. The redemption is conditioned upon the closing and receipt of sufficient net proceeds from the offering and term loan to redeem the notes. We also expect to use the remaining net proceeds from the offering, if any, for general corporate purposes, including funding our development projects.

We estimate that the net proceeds from this offering (after deducting discounts to the underwriters and estimated expenses of the offering) will be approximately $318.5 million.

At the year ended December 31, 2011, on an as adjusted basis to give effect to this offering and the application of the estimated net proceeds, including the repurchase of our 7.5% notes pursuant to the tender offer, we had a total capitalization of $1,877 million, total long-term debt of $1,371 million, including $325 million of indebtedness associated with our new senior subordinated notes and cash and cash equivalents of $204 million. This information supplements the information contained in the capitalization table under the column heading “As adjusted” on pages S-43 and S-44 of the preliminary prospectus supplement.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-245-8812.

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